EXHIBIT 99.1

SCIELE SIGNS EXCLUSIVE AGREEMENT WITH NOVO NORDISK

TO MARKET PRANDIN®  AND PRANDIMET®

ATLANTA (November 19, 2007) — Sciele Pharma, Inc. (NASDAQ:SCRX) today announced that it has signed an exclusive agreement with Novo Nordisk Inc. to market Prandin® (repaglinide).  Under the terms of the agreement, Sciele will exclusively market Prandin® and, upon approval by the U.S. Food & Drug Administration (FDA), PrandiMet® (the name submitted to the FDA for a repaglinide/metformin fixed dose combination tablet) to physicians in the U.S., and will have the right of first refusal to obtain marketing rights in the U.S. to other Novo Nordisk products containing repaglinide, the active pharmaceutical ingredient in both Prandin® and PrandiMet®.

Prandin® is an oral blood glucose-lowering drug of the meglitinide class used in the management of Type 2 diabetes mellitus. PrandiMet® is a combination tablet of repaglinide and metformin.

“This partnership in the U.S. will enable us to increase the oral treatment options for people with Type 2 diabetes to help them gain good glycemic control,” said Martin Soeters, president of Novo Nordisk Inc. “It will also allow Novo Nordisk to concentrate on bringing our complete portfolio of three insulin analogs to health care providers, which provides the most viable opportunity to both help improve patient outcomes and realize our business aspirations, in the name of Changing Diabetes®.”

Patrick Fourteau, president and CEO of Sciele Pharma, Inc., added, “We are pleased to initiate this partnership with Novo Nordisk, a company that is widely recognized as a global leader in diabetes care.  Prandin® and potentially PrandiMet® (upon FDA approval) fit well within our Diabetes product portfolio and will be an excellent complement to Fortamet®.  Promoted by our Primary Care sales force, Prandin and PrandiMet will strengthen our presence in the diabetes treatment market.”

While specific terms of the agreement were not disclosed, Sciele Pharma may receive revenue based on certain dollar baseline targets being met.  The Company expects this agreement to be immediately accretive, and as a result, is increasing its full-year 2008 revenue guidance to $440 million to $455 million, up approximately $10 million over previously announced guidance.  The Company also expects full-year 2008 earnings per share to increase to $1.97 to $2.07 per share, up approximately $0.10 from its previously announced guidance.  This guidance does not include any unapproved products except the new Sular formulation, or any potential one-time charges related to the new Sular conversion.

About Sciele Pharma, Inc.

Sciele Pharma, Inc. is a pharmaceutical company specializing in sales, marketing and development of branded prescription products focused on Cardiovascular/Diabetes, Women’s Heath and Pediatrics.  The Company’s Cardiovascular/Diabetes products treat patients with high cholesterol, hypertension, high triglycerides, unstable angina and Type 2 diabetes; its Women’s Health products are designed to improve the health and well-being of women and mothers and their babies; and its Pediatric products treat allergies, asthma, coughs and colds, and attention deficit and hyperactivity disorder (ADHD).  Founded in 1992 and headquartered in Atlanta, Sciele Pharma employs more than 900 people.  The Company’s success is based upon placing the needs of patients first, improving health and quality of life, and implementing its business platform-an Entrepreneurial Spirit, Innovation, Speed of Execution, Simplicity and Teamwork.

About Novo Nordisk Inc.

Novo Nordisk is a healthcare company with an 84-year history of innovation and achievement in diabetes care. The company has the broadest diabetes product portfolio in the industry, including the most advanced products within the area of insulin delivery systems. In addition to diabetes care, Novo Nordisk has a leading position within areas such as hemostasis management, growth hormone therapy, and hormone therapy for women. Novo Nordisk’s business is driven by the Triple Bottom Line: a commitment to economic success, environmental soundness, and social responsibility to employees and customers. With headquarters in Denmark, Novo Nordisk employs more than 23,600 employees in 79 countries, and markets its products in 179 countries. Novo Nordisk’s B shares are listed on the stock exchanges in Copenhagen and London. Its ADRs are listed on the New York Stock Exchange under the symbol ‘NVO’. For global information, visit novonordisk.com; for United States information, visit novonordisk-us.com.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to materially differ from those described. Although we believe that the expectations expressed in these statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation:

We may not attain expected revenues and earnings. If we are unsuccessful in obtaining or renewing third party payor contracts for our products, we may experience reductions in sales levels and may fail to reach anticipated sales levels. If demand for our products exceeds our initial expectations or the ability of our suppliers to provide demand-meeting quantities of product and samples, our future ability to sell these products could be adversely impacted. The potential growth rate for our promoted products may be limited by slower growth for the class of drugs to which our promoted products belong and unfavorable clinical studies about such class of drugs.

We may encounter problems in the manufacture or supply of our products, for which we depend entirely on third parties. Strong competition exists in the sale of our promoted products, which could adversely affect expected growth of our promoted products’ sales or increase our costs to sell our promoted products. We may not be able to protect our competitive position for our promoted products from patent infringers. If generic competitors that compete with any of our products are introduced, our revenues may be adversely affected.

Certain of our products have experienced manufacturing issues. If the issues recur and cannot be resolved, our ability to acquire product for sale and sampling will be adversely affected. We may incur unexpected costs in integrating new products into our operations.

We may be unable to develop or market line extensions for our products or, even if developed, obtain patent protection for our line extensions; further, introductions by us of line extensions of our existing products may require that we make unexpected changes in our estimates for future product returns and reserves for obsolete inventory. If these risks occur, our financial results could be adversely affected.

If we have difficulties acquiring new products or rights to market new products from third parties, our financial results could be adversely impacted. Our licensor/supplier can terminate our rights to commercialize Nitrolingual and the 60mg. dose size of this product has not yet met our expectation. We may not experience the beneficial results of our acquisitions that we expect to receive, and the acquired products may not meet our sales expectations.

We depend on a small senior management group, the departure of any member of which would likely adversely affect our business if a suitable replacement member could not be retained.

An adverse interpretation or ruling by one of the taxing jurisdictions in which we operate could adversely impact our operating results. An adverse judgment in the securities class action litigation in which we and certain current and former directors and executive officers are defendants could have a material adverse effect on our financial results and liquidity. Our business is subject to increasing government price controls and other healthcare cost containment measures. Side effects or marketing or manufacturing problems with our products could result in product liability claims which could be costly to defend and could result in the withdrawal or recall of products from the market which would adversely affect our business. We may be found noncompliant with applicable federal, state or international laws, rules or regulations which could result in fines and/or product recalls or otherwise cause us to expend significant resources to correct such non-compliance.

A small number of customers account for a large portion of our sales and the loss of one of them, or changes in their purchasing patterns, could result in substantially reduced sales, substantially and adversely impacting our financial results. If third-party payors do not adequately reimburse patients for our products, doctors may not prescribe them.

We rely on operational data obtained from IMS, an industry accepted data source. IMS data may not accurately reflect actual prescriptions (for instance, we believe IMS data does not capture all product prescriptions from some non-retail channels).

Our business and products are highly regulated; the regulatory status of some of our products makes these products subject to increased competition and other risks; and we run the risk that we, or third parties on whom we rely, could violate the governing regulations.

Some unforeseen difficulties may occur.

The above are some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included above. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our other filings with the Securities and Exchange Commission.

Contact:	Joseph T. Schepers
Director of Investor Relations
678-341-1401
ir@sciele.com